                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                           NTN Communications, Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                            NTN COMMUNICATIONS, INC.

                              5966 La Place Court
                          Carlsbad, California  92008
                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD AUGUST 16, 1996
                              --------------------


    NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of NTN Communications, Inc. (the "Company") will be held at the Company's offices at 5966 La Place Court, Carlsbad, California, on August 16, 1996, at 10:00 A.M., local time, for the following purposes, as more fully described in the attached Proxy Statement:


    1.  To elect two persons to the Board of Directors:

    2. To approve an amendment to the Company's 1995 Stock Option Plan to increase by 2,000,000 shares the aggregate number of shares of Common Stock that may be issued under the plan.

    3. To consider and act upon such other matters as may properly come before the meeting and any adjournments thereof.

    The Board of Directors has fixed the close of business on June 19, 1996, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof.

    You are cordially invited to attend the Annual Meeting. In order to ensure your representation at the meeting, however, please complete, date, sign, and return the enclosed proxy in the accompanying envelope. The prompt return of your proxy will help to save expenses involved in further communication. Your proxy is revocable and will not affect your right to vote in person should you decide to attend the Annual Meeting.

                                       By Order of the Board of Directors

                                       /s/ Ronald E. Hogan

                                       Ronald E. Hogan
                                       Secretary

Carlsbad, California
July 8, 1996

                               TABLE OF CONTENTS
                               -----------------

                                                                  Page
                                                                  ----

INTRODUCTION....................................................    1

VOTING SECURITIES...............................................    2

ELECTION OF DIRECTORS...........................................    2

BOARD OF DIRECTORS..............................................    3

EXECUTIVE OFFICERS..............................................    6

EXECUTIVE COMPENSATION..........................................    8

BOARD OF DIRECTOR INTERLOCKS AND INSIDER PARTICIPATION..........   16

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT................................   16

CERTAIN TRANSACTIONS............................................   17

APPROVAL OF AMENDMENT TO 1995 STOCK OPTION PLAN.................   20

REPORTS UNDER FEDERAL SECURITIES LAWS...........................   24

INDEPENDENT ACCOUNTANTS.........................................   25

OTHER MATTERS...................................................   25

PROXY SOLICITATION..............................................   25

STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING...................   26

                                      (i)

                            NTN COMMUNICATIONS, INC.

                              5966 La Place Court
                          Carlsbad, California  92008

                             --------------------

                                PROXY STATEMENT

                   ANNUAL MEETING TO BE HELD AUGUST 16, 1996

                             --------------------



                                 INTRODUCTION

   The accompanying proxy is solicited by the Board of Directors (sometimes hereinafter referred to as the "Board") of NTN Communications, Inc. (the "Company") for use at the annual meeting of stockholders (the "Annual Meeting") to be held August 16, 1996, or at any adjournment of the Annual Meeting. The accompanying proxy names Patrick J. Downs and Ronald E. Hogan, and each of them, as proxies for purposes of the Annual Meeting.

   All shares of Common Stock of the Company represented by a properly completed proxy received in time for the Annual Meeting will be voted by the proxy holders as provided therein. If no direction is given in the proxy, it will be voted "FOR" (i) the election to the Board of Directors of the nominees named herein and (ii) the approval of the amendment to the Company's 1995 Stock Option Plan (the "1995 Option Plan") described in this Proxy Statement to increase the number of shares of Common Stock available for issuance under the 1995 Option Plan. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment.

   The proxy may be revoked at any time before it has been exercised by giving written notice of revocation to the Secretary of the Company, by executing and delivering to the Secretary a proxy dated a later date than the accompanying proxy, or by attending the Annual Meeting and voting in person.

   This Proxy Statement, together with the accompanying proxy, is first being mailed to stockholders on or about July 8, 1996.

                               VOTING SECURITIES

   The Company has one class of voting stock outstanding, designated Common Stock, $.005 par value. Each share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Only holders of record of Common Stock at the close of business on June 19, 1996 are entitled to notice of and to vote at the Annual Meeting. There were 23,436,983 shares of Common Stock outstanding as of the record date. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the Annual Meeting.

   Pursuant to Delaware law, shares represented by proxies on which abstentions are marked will be counted as present at the Annual Meeting for purposes of determining the presence of a quorum. So-called broker non-votes also are counted for purposes of determining whether a quorum is present, but are not included in the calculation of the voting power present for any matter as to which the authority to vote is withheld.


                             ELECTION OF DIRECTORS
NOMINEES

   The Company's Bylaws provide that the Board of Directors is to consist of not less than five nor more than thirteen directors, with the exact number of directors within such range to be determined by the Board of Directors. At present, there are five authorized directors. The Company's Bylaws further provide that the Board is to be classified, with respect to the time for which the Directors hold office, into three classes, as nearly equal in number as possible. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting are to be elected to hold office for a term of three years.

   The Board of Directors has selected the following nominees for election as directors of the class of directors to be elected at the Annual Meeting, each to hold office until the annual meeting of stockholders in 1999 and until their respective successors are duly elected and qualified. The following table sets forth certain information with respect to the persons nominated by the Board of Directors for election as class directors:

Name                      Age        Position Held        Director Since
- -----------------------   ---   -----------------------   --------------
Patrick J. Downs           59   Chairman of the Board               1985
                                of Directors and Chief
                                Executive Officer

Donald C. Klosterman       66   Director                            1985

   Both of the nominees have indicated a willingness to serve as directors. If either of them should decline or be unable to act as a director, however, the proxy holders will vote for the election of another person as the Board of Directors recommends.

   Nominees receiving the highest number of affirmative votes cast at the Annual Meeting, up to the number of directors to be elected, will be elected as directors. Proxies may not be voted for a greater number of persons than the number of nominees named herein.

   In April 1996, the Company restructured certain outstanding loans from the Company to Mr. Klosterman and certain other directors and executive officers as described under "Certain Transactions - Loans to Directors and Executive Officers." In connection with the restructuring, Mr. Klosterman executed a three-year promissory note in favor of the Company in an aggregate principal amount of $1,179,043. Under the terms of the restructuring, the entire outstanding principal of and accrued interest on the note is to be cancelled in the event that Mr. Klosterman is not re-elected at the Annual Meeting. Shareholders should consider this information prior to returning the enclosed proxy.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED. PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED IF NO DIRECTION IS GIVEN IN THE PROXIES.

                               BOARD OF DIRECTORS

DIRECTORS

   The following table lists the names of the directors of the Company, along with their respective ages, positions and offices held with the Company and terms of office as director, the periods they have served as such, and the year their current term will expire:

                                                                        Current
                                                             Director    Term
         Name             Age        Position(s) Held         Since     Expires
- -----------------------   ---   --------------------------   --------   -------
Patrick J. Downs(1)        59   Chairman of the Board of       1985      1996
                                Directors and Chief
                                Executive Officer

Daniel C. Downs(1)         56   President, Chief               1985      1998
                                Operating
                                Officer and Director

Donald C. Klosterman       66   Director                       1985      1996

Alan P. Magerman           61   Director, Vice Chairman        1991      1998

Alvin R. Rozelle           70   Director                       1994      1997


(1)  Patrick J. Downs and Daniel C. Downs are brothers.


     The following biographical information is furnished with respect to the directors of the Company:

     PATRICK J. DOWNS has been Chairman of the Board of Directors and Chief Executive Officer of the Company since April 1, 1994, prior to which time Mr. Downs served as President and Chief Executive Officer of the Company (or its
predecessor) since 1983 and a director since April 1985.   Mr. Downs was an
independent marketing consultant from 1981 to 1983, during which time he also worked on the development of QB1. From 1975 to 1977, he served as Vice President and National Marketing Director for the Select-A-Seat Corporation; and he was President of Datatix Systems, Inc. from 1978 through 1981. From 1973 to 1975, he served as General Manager, Western Region (11 western states) for Ticketron, Inc. From 1970 to 1973, he was a Director of Special Projects for Time/

Life Broadcast Properties in San Diego. From 1964 to 1969, Mr. Downs served as Vice President and Business Manager of the San Diego Padres baseball team.

     DANIEL C. DOWNS has been President and Chief Operating Officer of the Company since April 1994, prior to which time Mr. Downs served as Executive Vice President and Chief Operating Officer of the Company (or its predecessor) since 1983 and a director since April 1985. Mr. Downs was an independent marketing consultant from 1981 to 1983, during which time he also worked on the development of QB1. From 1979 to 1981, Mr. Downs served as Executive Vice President and General Manager of Hollywood Park Race Course. From 1974 to 1979, Mr. Downs served as Executive Vice President and General Manager for the Southern California Racing Association at Los Alamitos Race Course. In 1965, Mr. Downs became Tickets Manager and later, Stadium Manager and Director of Sales for the Houston Oilers football team of the National Football League. During his ten-year affiliation with that franchise, Mr. Downs became the Assistant General Manager.

     DONALD C. KLOSTERMAN currently serves as the President of Pacific Casino Management, Inglewood, California, and has been a director of the Company (or its predecessor) since 1983 and served as Chairman of the Board from 1985 to April 1, 1994. From 1982 to the present, Mr. Klosterman also has acted as a consultant to the Company. Mr. Klosterman served as Vice President and General Manager of the Los Angeles Express football team of the U.S.F.L until the summer of 1985; since then, he has been an independent business consultant. In 1971, Mr. Klosterman became Vice President/General Manager of the Los Angeles Rams and served in that capacity for eleven years, until 1982. In 1970, Mr. Klosterman was the General Manager of the Baltimore Colts. In 1966, Mr. Klosterman was the General Manager of the Houston Oilers. Mr. Klosterman played professional football for Cleveland, Dallas, Los Angeles and Calgary. Mr. Klosterman is also a director of Aldila Shaft Manufacturer.

     ALAN P. MAGERMAN was appointed a director of the Company in November 1991. From 1991 to 1995, Mr. Magerman was the founder and Chairman of the Board of Odyssey Sports Inc., a privately held company engaged in the development and distribution of golf clubs. Mr. Magerman is a director of The Oracle Group, a financial and business consulting firm, and a director of Vision Development Centers, a Company which provides vision care services. Prior to co-founding Oracle and since 1986, Mr. Magerman acted as an independent financial consultant. From 1981 to 1986, Mr. Magerman was President and Chief Executive Officer of Omnimax Inc., a venture capital firm. From 1968 until 1980, Mr. Magerman was Chairman of the Board of Data Dynamics Inc., a software management firm specializing in hospital-related software and military-related software. Prior to 1968, Mr. Magerman was a financial and business consultant and President of his family's manufacturing business. Mr. Magerman also serves as a director of several national charity organizations.

     ALVIN R. ROZELLE has been a director of the Company since April 1, 1994. Since 1989, Mr. Rozelle has served on the Board of Directors of Chris Craft Industries. From 1960 to 1989, Mr. Rozelle served as Commissioner of the National Football League. As Commissioner of the National Football League, Mr. Rozelle served as President of NFL Charities for seventeen years. In 1985, Mr. Rozelle was inducted into the Pro Football Hall of Fame in Canton, Ohio. In 1983, Mr. Rozelle and his wife Carrie received the United Way of America's distinguished Alexis de Tocqueville Society Award which recognizes persons who have rendered outstanding service as volunteers in their own community or nationally. From 1957 to 1960, Mr. Rozelle served as general manager of the Los Angeles Rams. From 1955 to 1957, Mr. Rozelle was a partner in the international public relations firm of P.K. Macker and Company.

MEETINGS AND ORGANIZATION

     The business affairs of the Company are managed by and under the direction of the Board of Directors. During the fiscal year ended December 31, 1995 the Board met on six occasions. With the exception of Norman Lear, who resigned as a director in February 1996, each director attended at least 75% of the meetings of the Board and of each Committee of the Board on which he served.

     In May 1995, the Board of Directors established a three-person Executive Committee of the Board whose primary function is to focus on the central activities of the Company (hospitality and entertainment) and assure tighter daily control of the Company's activities, as well as to provide recommendations to the Board relating to the direction and goals of the Company. During 1995, the Executive Committee was comprised of Patrick J. Downs, Daniel C. Downs, and Kenneth B. Hamlet. Mr. Hamlet resigned as a director and executive officer of the Company in April 1996. No replacement for Mr. Hamlet on the Executive Committee has yet been named.

     The Board also has the following standing committees:

     QUALIFIED OPTION COMMITTEE. The Qualified Option Committee administers the Company's 1985 Incentive Stock Option Plan, as amended (the "Qualified Plan"). The Committee, composed of Patrick J. Downs and Daniel C. Downs, met twice in 1995.

     NONQUALIFIED OPTION COMMITTEE. The Nonqualified Option Committee administers the Company's 1985 Nonqualified Stock Option Plan, as amended (the "Nonqualified Plan"). The Committee, composed of Donald C. Klosterman, Patrick
J. Downs and Daniel C. Downs, met twice in 1995.

     AUDIT COMMITTEE. The primary functions of the Audit Committee are to periodically review the Company's accounting and financial reporting and control policies and procedures, to recommend to the Board the firm of certified public accountants to be retained as the Company's independent auditors, and to review Company policies and procedures relating to business conduct and conflicts of interest. During 1995, the Audit Committee was composed of Alvin R. Rozelle and Kenneth Hamlet. In April 1996, Mr. Klosterman was appointed to fill the vacancy on the Audit Committee left by the resignation of Mr. Hamlet. The Audit Committee did not meet in 1995.

     COMPENSATION COMMITTEE. The primary function of the Compensation Committee is to review and advise the Board on salaries, bonuses and other executive compensation matters. During 1995, the Compensation Committee was composed of Messrs. Rozelle and Hamlet. In April 1996, Mr. Klosterman also was appointed to the Compensation Committee to fill the vacancy created by Mr. Hamlet's resignation. The Compensation Committee met one time in 1995.

BOARD NOMINATIONS

     The Board has no standing Nominating Committee. The Board in its entirety acts upon matters that would otherwise be the responsibility of such a committee. The Board will consider as prospective nominees for election as directors persons recommended by the Company's stockholders. Any such recommendations should be in writing and should be mailed or delivered to the Company, marked for the attention of the Company's Secretary, on or before the date for timely submission of stockholder proposals. See "Stockholder Proposals for 1997 Annual Meeting."

                               EXECUTIVE OFFICERS

     The following table lists the names of the executive officers of the Company, along with their respective ages, positions and offices held with the
Company:

      Name                Age                   Position(s) Held
      ----                ---                   ----------------
Patrick J. Downs           59   Chairman of the Board of Directors and Chief
                                Executive Officer

Daniel C. Downs            56   President, Chief Operating Officer and Director

Alan P. Magerman           61   Vice Chairman

Ronald E. Hogan            57   Senior Vice President - Finance, Chief
                                Financial
                                Officer and Secretary

Gerald P. McLaughlin       56   Executive Vice President - Systems

Jerry V. Petrie            53   Executive Vice President - Marketing

Jon Van Caneghem           34   President, New World Computing, Inc.

Michael J. Downs(1)        62   President, LearnStar, Inc.

Colleen Anderson           45   President, IWN, Inc.

________________________
(1)  Michael J. Downs is the brother of Patrick J. Downs and Daniel C. Downs.


     See "Board of Directors" for the biographies of the Company's executive officer who also serve as directors. The following biographical information is furnished with respect to the other executive officers of the Company:

     RONALD E. HOGAN has served as Secretary of the Board of Directors for the Company since 1983 and currently serves as Senior Vice President and Chief Financial Officer responsible for finance, accounting and administration. Mr. Hogan had over 20 years corporate finance and data processing experience prior to joining NTN, including being regional manager for Western Savings and Loan Association; Vice President of Master Craft Homes; Co-founder and President of PDPS, a computer consulting and service firm; and Vice-President of Finance for Datatix Systems Inc.

     GERALD P. MCLAUGHLIN serves as Executive Vice President and Director of Operations/Systems, responsible for interactive programming and broadcasting as well as PC on-line services, cable and telco. Prior to joining NTN, he served as Vice-President of Information Systems for Atari, where he developed a network of 2,000 terminals and personal computers linked to computer systems in other foreign countries. He then became Director of Systems Development for Warner Communications, in New York, where his projects included interactive cable television and all major development projects for six Warner Communications' subsidiaries. In addition, he has spearheaded systems development projects for American Airlines, the New York and Midwest Stock Exchanges and several Fortune 500 companies.

     JERRY V. PETRIE serves as Executive Vice President and Director of Marketing and is responsible for the creation of advertiser-themed programs and marketing strategies for Network advertisers. He joined NTN in 1986, handling all Canadian marketing and sales for NTN Canada while serving as President of the Petrie Group, a marketing consultant firm. He also served as President of NTN Sports, Inc., the exclusive license holder of NTN Communications, Inc. in Canada and was President of Sports Administration, Inc., a full-service sports management company representing numerous Canadian professional athletes and sports personalities.

     JON VAN CANEGHEM has served as President of New World Computing, Inc. ("New World") since January 3, 1994, following the Company's merger with New World effected on December 31, 1993. Prior to the Merger, Mr. Van Caneghem had served as President and Chief Executive Officer of New World since its inception in 1984. In June 1996, the Company agreed to sell to the 3DO Company substantially all of the assets of New World. It is contemplated that Mr. Van Caneghem will become employed by 3DO in connection with the sale. See "Employment Agreements" below.

     MICHAEL J. DOWNS served as director from 1987 until 1994 at which time he was elected President and C.E.O. of LearnStar, Inc. Corporation. Prior to NTN, he was Vice President and General Manager of Opryland, USA and was responsible for designing and building Nashville, Tennessee Entertainment Center. He also served as President of a division of Twentieth Century and as President of Health Industries. He was President and C.E.O of Coupon Systems, Inc., a computer-based point-of-sale marketing company.

          COLLEEN ANDERSON has served as President and Chief Executive Officer of IWN since 1994. From 1987 to 1993, she was President of the Services Division of Comdata Corporation, a public company, responsible for providing electronic funds transfer (EFT) and on-line transaction processing services to the gaming industry. including racetracks, casinos, riverboats, cardrooms, Indian reservations and cruise ships. During her seven-year tenure, division revenues grew from $17 million to over $100 million annually. In 1984, Ms. Anderson founded Cashchek International, Inc., a competitor to Comdata in the EFT gaming business. Cashchek was acquired by American Express in 1986, where she continued to rune the business until joining Comdata in 1987.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table shows the compensation paid or accrued with respect to each of the last three years to the Chief Executive Officer of the Company and to the four most highly compensated executive officers of the Company who were serving as executive officers as of December 31, 1995 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                       Long-Term
                                                                      Compensation       All Other
                                         Annual Compensation(2)          Awards         Compensation
                                       --------------------------   ----------------   --------------
                                                                    Number of Stock      Number of
                                                                     Option Shares        Warrant
Name and Principal Position            Year    Salary(1)    Bonus       Granted        Shares Granted
- ------------------------------------   ----   -----------   -----   ----------------   --------------
Patrick J. Downs....................   1995   $192,044        -0-      200,000                -0-
 Chief Executive Officer               1994    169,950        -0-      200,000                -0-
                                       1993    150,000(2)     -0-      434,000            150,000

Jon Van Caneghem....................   1995   $220,000        -0-          -0-                -0-
 President, New World                  1994    200,000        -0-          -0-                -0-
 Computing, Inc.                       1993    160,000        -0-          -0-                -0-

Daniel C. Downs.....................   1995   $192,044        -0-      200,000                -0-
 President and Chief                   1994    169,950        -0-      200,000                -0-
 Operating Officer                     1993    150,000(2)     -0-      484,000            150,000

Gerald P. McLaughlin................   1995   $184,333        -0-       75,000                -0-
 Executive Vice President - Systems    1994    163,126        -0-       75,000                -0-
                                       1993    144,360(2)     -0-      125,000                -0-

Ronald E. Hogan.....................   1995   $150,177        -0-       50,000                -0-
 Senior Vice President - Finance,      1994    132,900        -0-       75,000                -0-
 Chief Financial Officer and           1993    117,277(2)     -0-      313,000                -0-
 Secretary
- -----------------

(1) Includes amounts, if any, deferred under the Company's 401(k) Plan and Deferred Compensation Plan.
(2) Each of the Named Executive Officers receives an automobile expense allowance and certain other perquisites. In each case, the value of these benefits derived by each Named Executive Officer does not exceed the lesser of (i) $50,000 or (ii) 10% of the total annual salary and bonus shown for the Named Executive Officer.

STOCK OPTION GRANTS

     The following table contains certain information concerning grants of stock options during 1995 to the Named Executive Officers:

                      OPTIONS GRANTED IN LAST FISCAL YEAR

                                                                                          Potential Realizable
                                                                                            Value at Assumed
                                                                                             Annual Rates of
                                               % of Total                               Stock Price Appreciation
                          Number of Shares   Options Granted                               For Option Term(1)
                             Underlying       to Employees      Exercise   Expiration   ------------------------
Name                      Options Granted    In Fiscal Year      Price        Date          5%           10%
- -----------------------   ----------------   ---------------    --------   ----------   ----------   -----------
Patrick J. Downs.......      200,000             10.2%           $4.50       8/4/02      $366,390      $853,845
Jon Van Caneghem.......          -0-                -                -            -             -             -
Daniel C. Downs........       200,00             10.2%           $4.50       8/4/02      $366,390      $853,845
Gerald P. McLaughlin...       75,000              3.8%           $4.50       8/4/02      $137,396      $320,193
Ronald E. Hogan........       50,000              2.5%           $4.50       8/4/02      $ 91,598      $213,461
- ------------------------

(1) The 5% and 10% assumed rates of appreciation are prescribed by the rules and regulations of the Securities and Exchange Commission and do not represent management's estimate or projection of future value of the Common Stock.

(2) Represents options granted under the Company's 1995 Stock Option Plan which, in each case, will become exercisable in equal increments on the first, second and third anniversaries of the date of grant.

STOCK OPTION EXERCISES AND OPTION VALUES

     The following table contains certain information concerning stock options held by the Named Executive Officers held by which were unexercised at the end of 1995. No stock options were exercised by any of the Named Executive Officers during 1995.

                         FISCAL YEAR-END OPTION VALUES

                            Number of Unexercised        Value of Unexercised,
                               Option Shares At           In-the-Money Options
                               Fiscal Year-End           at Fiscal Year-End (1)
                          --------------------------   --------------------------
         Name             Exercisable  Unexercisable   Exercisable  Unexercisable
- -----------------------   -----------  -------------   -----------  -------------
Patrick J. Downs.......         967,500      216,500             *              *
Daniel C. Downs........       1,017,500      216,500             *              *
Gerald P. McLaughlin...         140,920      135,150             *              *
Jon Van Caneghem.......               0            0             -              -
Ronald E. Hogan........         576,927       76,650           $17,425          *
- ----------------

(1) Represents the amount by which the aggregate market price on December 31, 1995 of the shares of the Company's Common Stock subject to such options exceeded the respective exercise prices of such options. An asterisk denotes that the respective exercise prices of the options shown exceeded the market price of the underlying shares of Common Stock at December 31, 1995.

PERFORMANCE ASSOCIATED SENIOR EXECUTIVE RETIREMENT PLAN

     The Company maintains a Performance Associated Senior Executive Retirement Plan (the "Retirement Plan"). The Board of Directors, in its discretion, selects who may participate in the Retirement Plan.

     The Retirement Plan provides for a retirement benefit to participants who have attained the age of 65 and have provided the Company with at least ten years of service. The retirement benefit entitles the participant to 240 monthly payments in an amount determined by the following formula: ((A x F x C/2/ / N/2/) - S) x V where

A = an average of the percentage qualified each year (which varies from zero to 60% based on the Company's net profit before taxes as interpolated between $5,000,000 and $8,000,000)

F    =   final average earnings (based on the highest 60 consecutive months during the ten years prior to termination of employment)

C    =   years of service from the date of enrollment in the Retirement Plan

N = age at earliest date when a participant is entitled to a normal retirement benefit minus age at date of enrollment as a participant in the Retirement Plan (but, in no event, less than ten)

S = monthly amount that the participant would be eligible for under social security based on the regulations in effect on January 1, 1994 (once calculated, such amount does not change even if the actual benefits are reduced)

V    =  vested percentage of 10% per year up to 100% (subject to certain adjustments for a change in control of the Company, the participant meeting certain eligibility requirements, the participant not having been terminated for willful misconduct or gross negligence and the participant not becoming, within three years of termination of employment, an employee or consultant to a company in a line of business that competes with the Company above a certain threshold level)

     If participants retire prior to qualifying for normal retirement benefits, then certain lesser benefits are also paid to participants when they attain the age of 65. Certain other benefits are paid upon the death of a participant prior to age 65, including a $8,333 per month payment to the beneficiary of such a participant until the age at which such participant would reach the age of 65.

     The annual benefits payable to the Named Executive Officers cannot be estimated because they depend on, among other things, the Company's future earnings.


DIRECTOR COMPENSATION

     Directors currently receive no cash compensation for their services as directors, with the exception of non-employee directors, who receive $15,000 per annum. Directors also may be granted options or warrants to purchase common stock from time to time for services in their capacity as directors. No director received any grant of options or warrants during 1995 for his services as a director.


EMPLOYMENT AGREEMENTS

     The Company is party to written employment agreements with each of Patrick
J. Downs, Daniel C. Downs, Ronald E. Hogan and Gerald P. McLaughlin that, as amended, expire on December 31, 1997. The principal terms and conditions of each of the employment agreements are identical, except for the base-level annual compensation payable to each executive, which in 1995 was $192,044, $192,044, $150,000 and $184,333, respectively, for Patrick J. Downs, Daniel C. Downs, Ronald E. Hogan and Gerald P. McLaughlin. The employment agreements provide that the executives are to receive a salary increase each year of 10% of the prior year's base-level annual compensation, as well as inflationary increases based upon increases in the Consumer Price Index. In the event that the Company terminates the employment of any of the foregoing officers for any reason, including in connection with any change of control of the Company, the Company is obligated to pay the terminated officer an amount equal to three years base-level compensation as provided in the officer's employment agreement.

     The foregoing employment agreements also provide for a profit-sharing program to be established annually by the Company. The pool is to be distributed 5% to each of Patrick J. Downs, Daniel C. Downs, Ronald E. Hogan and Gerald P. McLaughlin. The remaining 80% is to be distributed among all of the employees of the Company as a group, including any or all of the Named Executive Officers of the Company, in a manner determined by the Board of Directors. The amount of the profit-sharing pool for the annual period ended December 31, 1995 was to be 25% of the Company's pre-tax income for the 12-month period then ended in excess of $10,000,000, and for the annual period ending December 1996, the greater of (i) 25% of the Company's pre-tax income in excess of $10,000,000 or
(ii) 10% of the Company's pre-tax income for such period. No amounts were paid or set aside for the profit-sharing program in 1995.

     Jon Van Caneghem, the President of the Company's New World Computing, Inc. subsidiary ("New World"), is employed pursuant to a written employment agreement with New World and the Company. The employment agreement provided for an annual base salary of $200,000 for 1994 and for a 10% increased in such base salary for each successive year of the agreement. Pursuant to the employment agreement, Mr. Van Caneghem also is entitled to an annual bonus based on the amount, if any, New World's pre-tax income exceeds certain levels specified in the employment agreement. No bonus amounts were paid or set aside for 1995. In June 1996, the Company and Mr. Van Caneghem agreed to the terms on which Mr. Van Caneghem's employment agreement would be terminated in connection with the sale of substantially all of the assets of New World to The 3DO Company. In connection with the sale of the New World assets, the Company is expected to assign to Mr. Van Caneghem approximately 135,000 of the shares of common stock of 3DO to be issued to New World in consideration for the sale of its assets. The current value of such shares is estimated to be approximately $1,350,000.

BOARD COMPENSATION REPORT

Executive Compensation Policy
- -----------------------------

     During 1995, the Compensation Committee was comprised of Messrs. Rozelle and Hamlet. The Compensation Committee met once in 1995, and the Board of Directors as a whole acted on matters of executive compensation.

     The Company's compensation program is designed to encourage continuous service to the Company by providing short-term cash incentives, long-term stock-based incentives and deferred compensation and retirement plans to its executive officers. The Company's compensation principles for the Chief Executive Officer are identical to those of the Company's other executive officers. The Company's executive compensation policy is based on the following:

     .     In order to provide short-term cash incentives to each of the
Company's executive officers and employees, the Company has agreed to establish a profit-sharing program annually for the executive officers and other employees of the Company, and to allocate 5% of the profit-sharing pool to each of the Named Executive Officers other than Jon Van Caneghem. The remaining 80% of the profit-sharing pool is to be distributed among all of the employees of the Company as a group, including any or all of the executive officers of the Company. The pool available under the profit-sharing program is to be based on the Company's achievement of certain specified pre-tax income levels. The Company has not achieved the specified income levels to date, so no profit-sharing pool has been established in any year.

     .     Equity compensation, in the form of stock options and stock purchase warrants, constitutes an important element of long-term compensation for the executive officers. The grant of stock options and warrants increases management's equity ownership in the Company with the goal of ensuring that the interests of management remain closely aligned with those of the Company's stockholders. The Board believes that stock options, warrants and other forms of equity ownership in the Company provide a direct link between executive compensation and stockholder value. By attaching vesting requirements, stock options and warrants also create an incentive for executive officers to remain with the Company for the long term.

     .     In 1994, the Board of Directors adopted three additional compensation plans covering the Company's executive officers, consisting of a 401(k) Plan, Deferred Compensation Plan and retirement plan. These plans were adopted to complement the short-term cash incentives and the long-term equity compensation to the Company's executives.

     .     Compensation to the Named Executive Officers is subject to a $1 million compensation deduction cap pursuant to Section 162(m) of the Internal Revenue Code, as amended. In 1995, no Named Executive Officer received aggregate compensation of $1 million or more. However, the Company is aware that the grant of stock options and stock purchase warrants to the Named Executive Officers may subject the Company to the deduction cap in subsequent years. With respect to incentive stock options, the Company does not anticipate taking a deduction in the absence of a disqualifying distribution by a Named Executive Officer. With respect to nonqualified options and warrants, the Company is aware that any deduction that the Company may have at the time of exercise will be subject to the $1 million cap. The Board does not anticipate that the compensation deduction cap will affect its executive compensation policies.

Chief Executive Officer Compensation
- ------------------------------------

     As indicated above, the factors and criteria upon which the compensation of Patrick J. Downs, the Company's Chief Executive Officer, is based are identical to the criteria used in evaluating the compensation packages of the other executive officers of the Company.

     Patrick J. Downs          Alan P. Magerman
     Daniel C. Downs           Alvin R. Rozelle
     Donald C. Klosterman


     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement in whole or in part, the foregoing Board Compensation Report and the following Performance Graph shall not be incorporated by reference into any such filings.


PERFORMANCE GRAPH

     The following graph sets forth a comparison of cumulative total returns for the Company, the American Stock Exchange Index, the Company-constructed Peer Group Index for 1995 ("Peer Group Index 1") and the Company-constructed Peer Group Index used for 1994 ("Peer Group Index 2"). The Company-constructed Peer Group Index 1 consists of all companies (i) that are listed in the same industry group as the Company in the Media General Industry Group Stock Index, and (ii) whose securities have been registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the period covered by the performance graph. Peer Group Index 2 consists of companies that have the same Standard Industrial Classification industry number as the Company for the period during which the Company's Common Stock has been registered under the Exchange Act. The Company believes that Peer Group Index 1 contains companies whose business is more similar to that of the Company than the companies contained in Peer Group Index 2, and that a comparison to Peer Group Index 1 is more reflective of how the Company has performed in comparison to its peers.

     The companies contained in Peer Group Index 1 are as follows:

American Radio Systems            Jacor Communications Inc
Argyle Television Inc. A          Katz Media Group Inc.
Associated Group CL A             Lin Broadcasting Corp
BET Holdings CL A                 Lin Television Corp
BHC Communications Inc.           Lodgenet Entertainment
Capital Cities/ABC Inc.           Multi-Market Radio CL A
Carlton Communications            Multimedia Inc.
CBS Inc.                          New World Comm Gr Inc.
CD Radio Inc.                     NTN Communications, Inc.
Central European Media            Osborn Communications CP
Childrens Broadcasting            Outlet Communications A
Chris-Craft Industries            Paxson Communications CP
Citicasters Inc.                  Premiere Radio Network
Clear Channel Comm Inc.           Renaissnce Comm CP
DMX Inc.                          Saga Communications
Emmis Broadcasting CL A           SBM Industries Inc.
Evergreen Media Corp A            Scandinavian Broadcast
EZ Communications CL A            SFX Broadcast
Gaylord Entertainment A           Silver King Comm Inc.
Granite Broadcasting N-V          Sinclair Broadcast GP A
Gray Communications Syst          Telemundo Group Inc. CL
Grupo Radio Centro                Triathlon Broadcast Co A
Grupo Televisa                    Turner Broadcasting B
Heftel Broadcasting CL A          United Television Inc.
Hungarian Broadcasting            Video Jukebox Network
Infinity Broadcasting A           Westwood One Inc.
Internat Family Ent               Young Broadcasting CL A

The companies contained in Peer Group Index 2 are as follows:

ACS Enterprises Inc.              Jones Intercable Inc.
Adelphia Communication A          Jones Intercable Invest
American Telecasting Inc.         Metrovision of N Am Inc.
Amerilink Corp                    National Wireless Hldgs
Ascent Entertain Gr Inc.          NTN Canada Inc.
Associated Group CL A             Peoples Choice TV CP
Bell Cablemedia PLC ADR           PReferred Entertain
Cablemaxx Holdings                Source Media Inc.
Cablevision Systems CL A          Spectra Vision Inc CL A
CAI Wireless Systems Inc.         TCA Cable TV Inc.
Century Communications            Tel-Com Wireless Cable
Comcast Special Stock             Tele-Comm Int
Cox Communications                Tele-Comm SER A TCI GP
Falcon Cable Systems Co           United Video SATL GP A
Galaxy Cablevision LP             Viacom Inc. CL A
General Cable PLC ADR             Videotron HLDG PLC
Graff-Pay-Per-View Inc.           Westcott Communications
Heartland Wireless Comm           Wireless Cable of Atlan
Internat Cabletel Inc.            Wireless One Inc.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
      AMONG NTN COMMUNICATIONS, INC., AMEX MARKET INDEX AND SIC CODE INDEX


                        PERFORMANCE CHART APPEARS HERE

NTN COMMUNICATIONS, INC.   100    83.33   131.57   266.67   160.00   120.00
INDUSTRY INDEX             100   101.04   114.87   155.47   124.55   149.76
BROAD MARKET               100   106.74   108.20   128.55   113.55   146.37


   The graph assumes that the value of the investment in the Company's Common Stock, the American Stock Exchange Index and the peer groups of companies each was $100 on August 19, 1991 and that all dividends were reinvested.

             BOARD OF DIRECTOR INTERLOCKS AND INSIDER PARTICIPATION


   All compensation determinations for 1995 for the Company's executives were made by the Board of Directors of the Company as a whole. The Company's Senior Vice President - Finance and Chief Financial Officer also participated during 1995 in deliberations of the Board of Directors concerning executive compensation. None of the directors or executive officers of the Company has served on the Board of Directors or the compensation committee of any other company or entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Board.


                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth as of June 19, 1996 the number and percentage ownership of Common Stock by (i) all persons known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock based upon reports filed by each such person with the Securities and Exchange Commission (the "Commission"), (ii) each director of the Company, (iii) each of the Named Executive Officers, and (iv) all of the officers and directors of the Company as a group. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares of Common Stock shown. An asterisk denotes beneficial ownership of less than 1%.

                                                 Number of Shares        Percent of
      Name                                      Beneficially Owned     Common Stock(1)
- --------------------------------------------    --------------------   ---------------
Daniel C. Downs.............................            1,195,794(2)              4.9%
Patrick J. Downs............................            1,177,319(3)              4.8%
Donald C. Klosterman........................              757,749(4)              3.1%
Ronald E. Hogan.............................              755,974(7)              3.1%
Alan P. Magerman............................              805,000(5)              3.3%
Jon Van Caneghem............................              578,100                 2.4%
Gerald P. McLaughlin........................              188,382(8)                 *
Alvin R. Rozelle............................              118,000(6)                 *
All officers and directors of the Company
 as a group (nine persons)                              5,674,518(9)             19.5%
- ---------------

(1) Included as outstanding for purposes of this calculation are 23,436,983 of Common Stock (the amount outstanding as of June 19, 1996) plus, in the case of each particular holder, the shares of Common Stock subject to currently exercisable options, warrants, or other instruments exercisable for or convertible into shares of Common Stock (including such instruments exercisable within 60 days after June 19, 1996) held by that person, which instruments are specified by footnote. Shares issuable as part or upon exercise of outstanding options, warrants or other instruments other than as described in the preceding sentence are not deemed to be outstanding for purposes of this calculation.

(2) Includes 350,000 shares subject to currently exercisable warrants and 667,500 shares subject to currently exercisable options held by Mr. Daniel Downs.

(3) Includes 350,000 shares subject to currently exercisable warrants and 617,500 shares subject to currently exercisable options held by Mr. Patrick Downs.

(4) Includes 200,000 shares subject to currently exercisable warrants and 150,000 shares subject to currently exercisable options held by Mr. Klosterman.

(5) Includes 325,000 shares subject to currently exercisable options held by Mr. Magerman. Also includes 445,000 shares subject to currently exercisable warrants held by Phyllis Magerman, Mr. Magerman's wife, and 35,000 outstanding shares owned of record by Mrs. Magerman. Mr. Magerman disclaims beneficial ownership of all securities owned by Mrs. Magerman.

(6) Includes 100,000 shares subject to currently exercisable warrants held by Mr. Rozelle and 8,000 shares purchased by the NFL deferred compensation account for Mr. Rozelle's benefit.

(7) Includes 200,000 shares subject to currently exercisable warrants and 376,927 shares subject to currently exercisable options owned by Mr. Hogan.

(8) Represents 140,920 shares subject to currently exercisable options owned by Mr. McLaughlin.

(9) Includes 1,870,000 shares subject to currently exercisable warrants and 2,551,047 shares subject to currently exercisable options held by executive officers and directors, including those described in notes (2) through (8) above.


                              CERTAIN TRANSACTIONS


LEARNSTAR, INC.

   In December 1995, the Company exercised its right to reacquire from Act III Communications ("Act III"), an affiliate of Mr. Norman Lear, who served as a director of the Company during 1995, the 50% of LearnStar, Inc. owned by Act III. LearnStar was originally formed by the Company and Act III in 1994.

    Following its reacquisition of all of the common stock of LearnStar, in December 1995 the Company sold 45% of the common stock of LearnStar to Associated Ventures Management, Inc. a Delaware corporation ("Associated Ventures"), for $2,500,000. Joel Magerman, the son of Alan P. Magerman, a director and Vice Chairman of the Company, is the President of Associated Ventures. The $2,500,000 sale prices was paid by means of a non-interest bearing promissory note of Associated Ventures, which is payable in installments of $100,000 each on or before January 30, April 30, July 30 and October 30 1996 and a final installment of $2,100,000 on or before January 30, 1997. The promissory note is secured by the shares of LearnStar purchased by Associated Ventures, but is otherwise nonrecourse to Associated Ventures.

CONSULTING AGREEMENTS

   In April 1990, the Company entered into a five-year consulting agreement with Donald C. Klosterman, which was amended November 1990 and was terminated effective March 31, 1995. In connection with the termination of the foregoing consulting agreement, the Company and Mr. Klosterman entered into a new consulting agreement in March 1995. Under the agreement, Mr. Klosterman is to provide consulting services to the Company on a project-by-project basis. The Company has agreed to compensate Mr. Klosterman on the successful completion of a project in the amount of 5% of the first million dollars, 4% of the second million dollars, 3% of the third million dollars, 2% of the fourth million dollars and 1% of the fifth million dollars and all amounts above such.

WARRANTS

   In April 1994, in order to provide an incentive to Mr. Rozelle to serve as director of the Company, the Company issued to Mr. Rozelle warrants to purchase 100,000 shares of Common Stock at an exercise price of $5.75 per share, the fair market value of the underlying shares on the date of grant.

LOANS TO OFFICERS AND DIRECTORS

   As of the end of 1995, the Company had outstanding loans to its officers and directors, including an aggregate of $174,927 principal amount of loans made during fiscal 1995, in the following amounts; Donald C. Klosterman, $966,419; Patrick J. Downs, $552,790; Daniel C. Downs, $517,163; Gerald P. McLaughlin, $405,009; Ronald E. Hogan, $365,179; and Robert Klosterman, $195,236. The majority of the loans represent withholding amounts paid by the Company on behalf of the officers and directors to taxing authorities in order to obtain a deduction for federal and state income tax purposes relating to compensation to officers and directors for prior years. The loans were represented by separate promissory notes of such officers and directors, which bore interest at annual rates ranging from 6% and 8% per annum, were unsecured and were due on demand by the Company. No payments were made on the notes during 1995.

   In December 1995, the Company agreed to restructure the loans described above. Pursuant to the restructuring, each director and officer executed a three-year promissory note in favor of the Company in a principal amount equal to the aggregate outstanding principal balance and accrued interest as of March 31, 1996 on the prior loans, as follows: Donald C. Klosterman - $1,179,043; Patrick J. Downs - $680,429; Daniel C. Downs - $629,141; Gerald P. McLaughlin - $429,691; Ronald E. Hogan - $445,384; and Robert Klosterman - $237,383.

   Of the principal amount of each note, 10% will be due and payable at the end of 12 months from the date of the note; an additional 30% will be due and payable at the end of 24 months; and the balance of 60% will be due and payable at the end of 36 months. The notes will be prepayable at any time without penalty and will bear interest at the rate of 6% per annum, which will be payable annually in arrears.

   The maker of each note will have the option to satisfy amounts outstanding under his note by surrendering to the Company for cancellation either (i) shares of the Company's Common Stock (valued for this purpose at the closing market price on the date of transfer), or (ii) certain outstanding warrants to purchase the Company's Common Stock (valued for this purpose at the fair market value on the date of transfer as determined in good faith by the Board of Directors of the Company). To the extent the maker of a note surrenders to the Company shares of Common Stock in satisfaction of all or part of his note or interest thereon, the executive will be granted a 10-year nontransferable option (an incentive stock option to the extent permissible) to purchase the same number of shares of Common Stock as are being surrendered, which would be immediately exercisable at an exercise price equal to the value at which the Common Stock was surrendered to the Company in satisfaction of the note obligation, subject to shareholder approval if required by law or stock exchange rules.

   The Company has agreed that, if an executive is terminated by the Company for any reason other than for "cause" at any time within the three-year term of his note, or in the case of Donald C. Klosterman, if the stockholders fail to reelect him to the Board of Directors, the balance of the note and any interest accrued thereon will be canceled. See "Election of Directors." "Cause" for this purpose is to be defined as personal dishonesty or willful misconduct which materially and adversely affects the Company.

   In December 1995 and again in January and March 1996, the Company made additional loans to certain directors and executive officers. Loans were made to Donald C. Klosterman, Mr. Magerman, Patrick J. Downs and Mr. Hogan in the amounts of $187,400, $82,000, $201,000, and $137,700, respectively. The loans are evidenced by individual promissory notes of the directors and executive officers, which are variously secured by a pledge of shares of Common Stock owned by the maker of the note or other collateral and which bear interest at the rate of 10% per annum. The principal and all accrued interest of the notes are due and payable on December 31, 1996.

INDEMNITY AGREEMENTS

   In order to initially retain Mr. Rozelle as a director, the Company entered into an indemnity agreement with Mr. Rozelle. The indemnity agreement provides that the Company will indemnify the director under certain circumstances in which he or the Company is named as a party to a legal proceeding. The Company believes that the indemnity agreement is reasonable and fair, and in its best interests to retain experienced outside directors such as Mr. Rozelle.

   The Company's Bylaws authorize the Company to indemnify its directors, executive officers and other agents under certain circumstances for liabilities they may incur in the performance of their duties to the Company. Pursuant to this authority, the Company has undertaken the cost of defense of Patrick J. Downs and Daniel C. Downs in connection with certain shareholder litigation pending against the Company.

REPURCHASE OF COMMON STOCK

   Pursuant to its previously announced stock buy-back, in January 1996, the Company purchased from Mr. Van Caneghem in a privately negotiated transaction, 25,000 shares of the Company's Common Stock at a price of $4.3125 per share, which was the market price of the Common Stock at the time of the transaction.

                APPROVAL OF AMENDMENT TO 1995 STOCK OPTION PLAN

   The 1995 Stock Option Plan was adopted by the Board of Directors in November 1994 and was subsequently approved by the Company's stockholders at the annual meeting of Stockholders in July 1995. As originally adopted, the 1995 Option Plan authorized the issuance of options to purchase for 2,000,000 shares of Common Stock, plus such additional number of shares of Common Stock as were subject to options outstanding as of the effective date of the 1995 Option Plan under the Company's 1985 Incentive Option Plan and its 1985 Nonqualified Stock Option Plan (collectively, the "1985 Plans"), which subsequently expire or are terminated without being exercised. As of the effective date of the 1995 Stock Option Plan, a total of 2,818,930 shares were subject to outstanding options under the 1985 Plans.

   In June 1996, the Board of Directors of the Company unanimously approved an amendment to the 1995 Stock Option Plan to increase the aggregate number of shares of Common Stock reserved for issuance thereunder by 2,000,000 shares. The text of the amendment is set forth as Appendix A to this Proxy Statement. Under the terms of the 1995 Stock Option Plan, the approval of the Company's stockholders is required to increase the maximum number of shares which may be issued under the 1995 Stock Option Plan.

   During 1995, the Company granted to officers and other employees options to purchase a total of 1,966,600 shares of Common Stock under the 1995 Option Plan. As a result, as of June 19, 1996, there were 33,400 shares of Common Stock available for the future grant of options under the 1995 Option Plan (excluding such additional number of shares as may became available by reason of the termination or expiration of options currently outstanding under the 1985 Plans).

   Management believes that the availability of an adequate number of shares of Common Stock for the grant under the 1995 Stock Option Plan is essential to enable the Company to attract and retain qualified officers and other key employees of the Company. The purpose of the amendment is to increase the number of authorized shares for this purpose.

   Approval of the amendment will require the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote with respect to the amendment. Proxies on which abstentions are marked will have the same effect as a vote "against" approval of the amendment. Shares represented by proxies on which authority to vote on the amendment is withheld will not be included in the calculation of the voting power present with respect to the amendment, and so will have the effect of reducing the total number of affirmative votes required to approve the amendment.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 1995 STOCK OPTION PLAN. PROXIES WILL BE VOTED "FOR" APPROVAL OF THE AMENDMENT IF NO DIRECTION IS GIVEN IN THE PROXIES.

Description Of The 1995 Stock Option Plan
- -----------------------------------------

   The directors, officers and other employees of the Company and non-employee consultants, advisors and other persons who provide significant services for or on behalf of the Company are eligible to participate in the 1995 Option Plan. The Company currently has approximately 215 full-time employees.

   Under the 1995 Stock Option Plan, the Company may grant both incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options that do not qualify for incentive treatment under the Code ("Nonstatutory Options").

   Set forth below is a summary of certain salient provisions of the 1995 Option Plan.

     The 1995 Option Plan is to be administered by the Board of Directors of the Company (the "Board") or by a committee (the "Committee") consisting of two or more members of the Board, who may or may not be "disinterested persons" within the meaning of Rule 16b-3 under the Securities

Exchange Act of 1934, as amended ("Rule 16b-3"). The Board of Directors currently is administering the 1995 Option Plan. References herein to the "Committee" include the Board of Directors if it is then administering the 1995 Option Plan.

   Subject to the provisions of the 1995 Option Plan and as the Board may otherwise determine, the Committee has the authority to construe and interpret the 1995 Option Plan, to prescribe, adopt, amend and rescind rules and regulations relating to the administration of the 1995 Option Plan and to make all other determinations necessary or advisable for its administration. Subject to the limitations of the 1995 Option Plan, the Committee also selects from among the eligible persons those individuals who will receive options, whether an optionee will receive Incentive Stock Options or Nonstatutory Options, or both, and the amount, price, restrictions and all other terms and provisions of such options (which need not be identical).

   In the event of a substantial decline in the market price of the Common Stock below the exercise price of options outstanding from time to time, the Board of Directors or the Committee may, in its sole discretion and by separate agreement between the Company and any optionee, cancel the outstanding options of such optionee and grant such optionee new options at the lower market price. In addition, the Board of Directors or the Committee may grant options under the 1995 Option Plan in exchange for the cancellation of options currently outstanding under either of the 1985 Plans.

Stock Subject to the 1995 Option Plan
- -------------------------------------

   Subject to adjustment as described below, the stock to be offered under the 1995 Option Plan are shares of authorized but unissued Common Stock, including any shares repurchased under the terms of the 1995 Option Plan or any stock option agreement ("Stock Option Agreement") entered into pursuant to the 1995 Option Plan. If the amendment to the 1995 Stock Option Plan is approved at the Annual Meeting, the cumulative aggregate number of shares of Common Stock to be issued under the 1995 Option Plan will not exceed 4,000,000 shares (including approximately 1,966,600 shares subject to options currently outstanding under the 1995 Option Plan), plus up to 2,818,930 shares that were subject to options outstanding as of the effective date of the 1995 Option Plan under the 1985 Plans which expire or are terminated subsequent to the effective date of the 1995 Option Plan without being exercised. The aggregate number of shares subject to the 1995 Option Plan also is subject to adjustment as described below.

Exercise Price
- --------------

   The exercise price of each Incentive Stock Option granted under the 1995 Option Plan will be determined by the Committee, but will be not less than 100% of the "Fair Market Value" (as defined in the 1995 Option Plan) of Common Stock on the date of grant (or 110% of Fair Market Value in the case of an employee who at the time owns more than 10% of the total combined voting power of all classes of capital stock of the Company). The exercise price of each Nonstatutory Option will be determined by the Committee, but will not be less than 50% of the Fair Market Value of Common Stock on the date of grant. Whether an option granted under the 1995 Option Plan is intended to be an Incentive Stock Option or a Nonstatutory Stock Option will be determined by the Committee at the time the Committee acts to grant the option and set forth in the related Stock Option Agreement.

   "Fair Market Value" for purposes of the 1995 Option Plan means: (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any, on the day previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if Common Stock is then listed on the Nasdaq Stock Market) or (2) the mean between the closing representative bid and asked price (in all other cases) for Common Stock on the day prior to such date as reported by NASDAQ or such successor quotation system; or (iii) if there is no listing or trading of Common Stock either on a national exchange or over-the-counter, that price determined in good faith by the Committee to be the fair value per share of Common Stock, based upon such evidence as it deems necessary or advisable.

   In the discretion of the Committee exercised at the time the option is exercised, the exercise price of any option granted under the 1995 Option Plan will be payable in full in cash, by check or by the optionee's interest-bearing full recourse promissory note (subject to any limitations of applicable state corporations law) delivered at the time of exercise. In the discretion of the Committee and upon receipt of all regulatory approvals, an optionee may be permitted to deliver as payment in whole or in part of the exercise price certificates for Common Stock of the Company (valued for this purpose at its Fair Market Value on the day of exercise) or other property deemed appropriate by the Committee. So-called cashless exercises as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board also will be permitted in the discretion of the Committee. The Committee also has discretion to permit consecutive book entry stock-for-stock exercises of options.

   Irrespective of the manner of payment of the exercise price of an option, the delivery of shares pursuant to the exercise will be conditioned upon payment by the optionee to the Company of amounts sufficient to enable the Company to pay all applicable federal, state and local withholding taxes.

Exercise Period
- ---------------

   Each option granted under the 1995 Option Plan will expire on a date determined by the Committee and set forth in the relevant Stock Option Agreement, but in no event will any option expire prior to the first to occur of the following events:

        (a) Except as required by Section 422(c)(6) of the Code, the expiration of ten years from the date the option was granted; or

        (b) Except in the case of any optionee who is "disabled" (within the meaning of Section 22(e)(3) of the Code), the expiration of three months from the date of the optionee's "Termination of Employment" (as defined in the 1995 Option Plan) for any reason other than the optionee's death unless the optionee dies within that three-month period; or

        (c) In the case of an optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of six months from the date of the optionee's Termination of Employment by reason of such disability, unless the optionee dies within the six-month period; or

        (d) The expiration of six months from the date of the optionee's death.

Exercise of Options
- -------------------

   Each option granted under the 1995 Option Plan will become exercisable in a lump sum or in such installments, which need not be equal, as the Committee determines, provided, however, that each option will become exercisable as to at least 20% of the shares of Common Stock covered thereby on each anniversary of the date such option is granted. If in any given installment period the holder of an option does not purchase all of the shares which the holder is entitled to purchase in that installment period, the holder's right to purchase any shares not purchased in that period will continue until the expiration or sooner termination of such holder's option. The Committee may, at any time after grant of the option and from time to time, increase the number of shares purchasable in any installment, subject to the total number of shares subject to the option and the limitations set forth in the 1995

Option Plan as to the number of shares as to which Incentive Stock Options may first become exercisable in any year.

Transferability of Options
- --------------------------

   An option granted under the 1995 Option Plan will be nontransferable by the optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined by the Code), and will be exercisable during the optionee's lifetime only by the optionee or by his or her guardian or legal representative. More particularly, an option may not be assigned, transferred (except as provided in the preceding sentence), pledged or hypothecated (whether by operation of law or otherwise), and will not be subject to execution, attachment or similar process.

Adjustments Upon Changes in Capitalization; Merger and Consolidation
- --------------------------------------------------------------------

   If the outstanding shares of Common Stock are changed into, or exchanged for cash or a different number or kind of shares or securities of the Company or of another corporation through reorganization, merger, recapitalization, reclassification, stock split-up, reverse stock split, stock dividend, stock consolidation, stock combination, stock reclassification or similar transaction, an appropriate adjustment will be made by the Committee in the number and kind of shares as to which options may be granted. In the event of such a change or exchange, other than for shares or securities of another corporation or by reason of reorganization, the Committee will also make a corresponding adjustment in the number or kind of shares, and the exercise price per share allocated to unexercised options or portions thereof, of options which have been granted prior to such change. Any such adjustment, however, will be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share (except for any change in the aggregate price resulting from rounding-off of share quantities or prices).

   In the event of a "spin-off" or other substantial distribution of assets of the Company which has a material diminutive effect upon the Fair Market Value of Common Stock, the Committee will make such an adjustment to the exercise prices of options then outstanding under the 1995 Option Plan as it determines is appropriate and equitable to reflect such diminution.

   In connection with the dissolution or liquidation of the Company or a partial liquidation involving 50% or more of the assets of the Company, a reorganization of the Company in which another entity is the survivor, a merger or reorganization of the Company under which more than 50% of the Common Stock outstanding prior to the merger or reorganization is converted into cash or into another security, a sale of more than 50% of the Company's assets, or a similar event that the Committee determines would materially alter the structure of the Company or its ownership, the Committee, upon 30 days prior written notice to the option holders, may do one or more of the following: (i) shorten the period during which options are exercisable (provided they remain exercisable for at least 30 days after the date the notice is given); (ii) accelerate any vesting schedule to which an option is subject; (iii) arrange to have the surviving or successor entity grant replacement options with appropriate adjustments in the number and kind of securities and option prices; or (iv) cancel options upon payment to the option holders in cash, with respect to each option to the extent then exercisable (including any options as to which the exercise has been accelerated as contemplated in clause (ii) above), of any amount that is the equivalent of the Fair Market Value of the Common Stock (at the effective time of the dissolution, liquidation, merger, reorganization, sale of other event) or the fair market value of the option.

   No fractional share of Common Stock will be issued on account of any of the foregoing adjustments.

Amendment and Termination
- -------------------------

   The Board or the Committee may at any time suspend, amend or terminate the 1995 Option Plan and may, with the consent of an optionee, make such modifications of the terms and conditions of such optionee's option as it deems advisable. Without approval of the Company's stockholders given within twelve months before or after the action by the Committee, however, no action of the Board or the Committee may increase the maximum number of shares which may be issued under the 1995 Option Plan, materially modify the 1995 Option Plan's eligibility requirements, reduce the 1995 Option Plan's minimum stock option exercise price requirements or extend the limit on the period during which options may be granted. The amendment, suspension or termination of the 1995 Option Plan will not, however, without the consent of the optionee to be affected, alter or impair any rights or obligations under any option.

   No option may be granted during any period of suspension nor after termination of the 1995 Option Plan.

Termination
- -----------

   Unless earlier terminated by the Board or the Committee, the 1995 Option Plan will terminate automatically as of the close of business on the day preceding the tenth anniversary date of its adoption by the Board. The termination of the 1995 Option Plan will not affect the validity of any option outstanding at the date of such termination.

Federal Income Tax Treatment
- ----------------------------

   Under the Code, neither the grant nor the exercise of Incentive Stock Options is a taxable event to the optionee (except to the extent an optionee may be subject to alternative minimum tax); rather, the optionee is subject to tax only upon the sale of the Common Stock acquired upon exercise of the Incentive Stock Option. Upon such a sale, the entire difference between the amount realized upon the sale and the exercise price of the option will be taxable to the optionee. Subject to certain holding period requirements, such difference will be taxed as a capital gain rather than as ordinary income.

   Optionees who receive Nonstatutory Options will be subject to taxation upon exercise of such options on the spread between the fair market value of the Common Stock on the date of exercise and the exercise price of such options. This spread is treated as ordinary income to the optionee, and the Company is permitted to deduct as an employee expense a corresponding amount. Nonstatutory Options do not give rise to a tax preference item subject to the alternative minimum tax.


                     REPORTS UNDER FEDERAL SECURITIES LAWS

   Under the federal securities laws, the Company's directors and officers and any persons holding more than 10% of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to file by these dates. During 1995, all of these filing requirements were satisfied by its directors, officers and 10% stockholders.

   In making these statements, the Company has relied upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3 under the Exchange Act during fiscal year 1995 and the written representations of its incumbent directors and officers.

INDEPENDENT ACCOUNTANTS

   The Board of Directors has appointed KPMG Peat Marwick independent accountants of the Company for the fiscal year ending December 31, 1996.

   KPMG Peat Marwick is a nationally recognized firm of independent accountants. KPMG Peat Marwick audited the Company's financial statements for the fiscal years ended December 31, 1989 through December 31, 1995. A KPMG Peat Marwick representative will be present at the Annual Meeting and will be available to make a statement, if he or she so desires, and to respond to appropriate questions.


                                 OTHER MATTERS

   A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1995 accompanies this Proxy Statement.

   Management of the Company does not know of any matter to be acted upon at the Annual Meeting other than the matters described above. If any other matter properly comes before the Annual Meeting, however, the proxy holders will vote the proxies thereon in accordance with their best judgment.


                               PROXY SOLICITATION

   The cost of soliciting the proxies will be borne by the Company. This Proxy Statement and the accompanying materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians, nominees, and other like parties to beneficial owners of shares of Common Stock. The Company will, upon request, reimburse such parties for their charges and expenses in connection therewith. Officers of the Company may seek to contact beneficial holders of the Company's Common Stock to discuss the proposals to be voted on at the Annual Meeting and to submit proxies. Any officer who does so will not be separately compensated for such activities.

                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

   Stockholder proposals intended to be presented at the 1997 annual meeting of stockholders of the Company must be received by March 9, 1997. Such proposals should be addressed to the Secretary of the Company.

                              By Order of the Board of Directors

                              /s/ Ronald E. Hogan

                              Ronald E. Hogan
                              Secretary

Carlsbad, California
July 8, 1996

                                  APPENDIX A
                                  ----------


   The second sentence of section 1.4 entitled Stock Subject to the 1995 Option
                                               --------------------------------
Plan is amended to read in its entirety as follows:
- ----

   "The cumulative aggregate number of shares of Common Stock to be issued under the 1995 Option Plan will not exceed 4,000,000 (plus up to 2,818,930 additional shares subject to options outstanding under the 1985 Incentive Stock Option Plan and the 1985 Nonqualified Stock Option Plan as of the effective date of this Plan which expire or are terminated subsequent to the effective date of this Plan without being exercised), subject to adjustment as described below."

    PLEASE MARK YOUR
[X] VOTES AS IN THIS
    EXAMPLE.


     For all nominees listed at       WITHHOLD AUTHORITY
     right (except as marked to    to vote for all nominees
        the contrary below).          listed at right.

                [_]                          [_]

1. Election                             Nominees: Patrick J. Downs
   of                                             Donald C. Klosterman
   directors:
Instructions: To withhold authority to vote for any
nominee, draw a line through such nominee's
name.
                                                  FOR    AGAINST  ABSTAIN
2. Proposal to approve the amendment to the
   Company's 1995 Stock Option Plan.              [_]      [_]      [_]

3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED
   IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
   STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY
   WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

   PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THIS PROXY
   USING THE ENCLOSED ENVELOPE.


SIGNATURE(S)                                DATE
            ----------------------------        ------------------------

SIGNATURE(S)                                DATE
            ----------------------------        ------------------------

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized partner.

                           NTN COMMUNICATIONS, INC.
                              5966 La Place Ct
                                   Suite 100
                          Carlsbad, California 92008

         ------------------------------------------------------------
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
         ------------------------------------------------------------

     The undersigned hereby appoints Patrick J. Downs and Ronald E. Hogan, and each or either of them, as proxy holders with power to appoint his substitute, and hereby authorizes the proxy holders to represent and vote, as designated on the reverse side, all shares of Common Stock of NTN Communications, Inc. (the "Company") held of record by the undersigned on June 19, 1996, at the annual meeting of stockholders to be held on August 16, 1996 or any adjournment thereof.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)